UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/12/2011

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

435 Devon Park Drive
Building 500,
Wayne, PA, 19087
USA
(Address of principal executive offices, including zip code)

484-588-5400
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective February 11, 2011, Encorium Oy, Encorium Group, Inc.’s (the “Company”) wholly-owned subsidiary, entered into a Line of Credit Promissory Note with Ilari Koskelo, a current stockholder of the Company, to replace the Handelsbanken Line, as described in Item 1.02 below (the “Ilari Line”).  Encorium Oy borrowed EURO 500,000 under the Ilari Line to repay the outstanding amounts on the Handelsbanken Line, as described in Item 1.02 below.  The unpaid principal under the Ilari Line accrues and compounds interest monthly at the rate of ten percent (10.0%) per annum.   Any principal amount borrowed under the Ilari Line is payable on demand on the twelve month anniversary of the date such principal amount was received by Encorium Oy or according to a separately agreed payment schedule. The interest on any principal amount borrowed under the Ilari Line is payable quarterly beginning on the sixth month anniversary of the date such principal amount was received by Encorium Oy.  On the occurrence of any Event of Default (as defined in the Ilari Line), and upon five days written notice and cure period, all principal and other amounts owed under Ilari Line shall become immediately due and payable.  In addition, upon a Change of Control (as defined in the Ilari Line) of the Company or Encorium Oy, a change in control fee equal to twenty percent of the then outstanding principal amount will be payable.

Item 1.02. Termination of a Material Definitive Agreement

On January 12, 2011 Svenska Handelsbanken AB notified Encorium Oy that it would terminate its line of credit (the “Handelsbanken Line”) with Encorium Oy. The Handlesbanken Line was entered into on February 9, 2005 between Encorium Oy and Svenska Handelsbanken AB and provided for up to EUR 500,000 of borrowings at a 1,25% interest rate. On February 15, 2011, Encorium Oy repaid EURO 150,000 under the Handelsbanken Line and on March 15, 2011 repaid the remaining outstanding principal balance of EURO 350,000.  The Company replaced the Handelsbanken Line with the Ilari Line, as described in Item 1.01 and 2.03.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 to this Current Report which is incorporated into this Item 2.03 in its entirety.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2011, Philip L. Calamia resigned from his position as Interim Chief Financial Officer of the Company to pursue other interests

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Dated: April 7, 2011	By:	/s/ Kai Lindevall
Kai Lindevall
Chief Executive Officer